UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 7, 2004

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 6, 2004, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding the announcement of its definitive agreement to acquire Synchronicity Software, Inc. The definitive agreement to acquire Synchronicity Software, Inc. is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date:	June 7, 2004	By:	/s/ MAURICE L. CASTONGUAY
Maurice L. Castonguay Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer (principal financial and accounting officer)

1

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 6, 2004 regarding the announcement of a definitive agreement for the acquisition of Synchronicity Software, Inc. by MatrixOne, Inc.

99.2	Agreement and Plan of Merger dated as of June 4, 2004 by and among MatrixOne, Inc., MatrixOne International, Inc., Insync Merger Corporation, Synchronicity Software, Inc., the noteholders and certain stockholders of Synchronicity Software, Inc. and James Furnivall as the representative